Exhibit 10.56

SELLAS LIFE SCIENCES GROUP INC.

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is entered into as of October 24, 2017 (the “Effective Date”) by and between Sellas Life Sciences Group Ltd, a Bermudian company (the “Company”) with an address at 315 Madison Avenue, 4th Floor, New York, New York 10017 and ALEKSEY KRYLOV (“Employee”) with an address at 45 Harding Drive, South Orange, New Jersey 07079 (collectively referred to as the “Parties” or individually referred to as a “Party”).

R E C I T A L S

WHEREAS, the Company desires to employ Employee as its Interim Chief Financial Officer, and to enter into an agreement embodying the terms of such employment; and

WHEREAS, Employee desires to accept such employment and enter into such an agreement.

A G R E E M E N T

NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the Parties agree as follows:

1. Duties and Scope of Employment.

(a) Positions and Duties. As of the Effective Date, Employee will serve as Interim Chief Financial Officer of the Company. Employee will render such business and professional services in the performance of his duties, consistent with Employee’s position within the Company, as shall reasonably be assigned to him by the Company’s Chief Executive Officer (the “CEO”) or his designee or the Company’s Board of Directors (the “Board”). The Company reserves the right to modify job titles and responsibilities at its sole discretion. The period of Employee’s at-will employment under the terms of this Agreement is referred to herein as the “Employment Term.”

(b) Obligations. During the Employment Term, Employee will perform his duties faithfully and to the best of his ability and will devote his full business efforts and time to the Company. For the duration of the Employment Term, Employee agrees not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration. Notwithstanding the foregoing, Employee may continue to perform limited consulting services for existing clients, so long as such activity does not interfere with Employee’s full time responsibility and obligations to the Company.

Employee’s Initials

(c) Location. Employee’s principal place of employment during the Employment Term will be in the Company’s U.S. corporate offices located at 315 Madison Avenue, 4th Floor, New York, New York 10017. Notwithstanding the foregoing, Employee understands and agrees that Employee’s presence may be required at Company headquarters or other Company worksites, or Employee may be required to travel for business, in each case, in accordance with Employee’s duties and responsibilities, and as business needs require or may change over time and as reasonably requested by the CEO and, except as required by applicable law, Employee may be able to work remotely upon the CEO’s prior written consent.

2. At-Will Employment. Subject to Sections 7, and 8 below, the parties agree that Employee’s employment with the Company will be “at-will” employment and may be terminated at any time with or without cause or notice, for any reason or no reason. Employee understands and agrees that neither his job performance nor promotions, commendations, bonuses or the like from the Company give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of his employment with the Company.

3. Compensation: Base Salary. During the Employment Term, the Company will pay Employee as compensation a base salary at a rate of $270,000.00 annually (the “Base Salary”), less applicable taxes, withholdings, and deductions, and any other deductions that may be authorized by Employee, from time to time, in accordance with applicable federal, state and/or local law. For calendar years in which Employee is employed for less than the full year, the Base Salary shall be prorated and accrue on a per diem basis for only those days on which Employee was employed during such calendar year. The Base Salary will be paid in regular installments in accordance with the Company’s normal payroll practices (subject to required withholding). Employee’s Base Salary shall be modified from time to time at the discretion of the Board or a duly constituted committee of the Board. Any increase or decrease in Base Salary (together with the then existing Base Salary) shall serve as the “Base Salary” for future employment under this Agreement. The first and last payment will be adjusted, if necessary, to reflect a commencement or termination date other than the first or last working day of a pay period.

4. Employee Benefits. During the Employment Term, Employee will be eligible to participate in the employee benefit plans currently and hereafter maintained by the Company of general applicability to other senior Employees of the Company, including, without limitation, the Company’s group medical, dental, vision, disability, life insurance, and flexible-spending account plans. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.

5. Paid Time Off. Employee will be eligible to accrue a maximum of up to fifteen (15) paid vacation days per year (the equivalent of 120 hours), in accordance with the Company’s vacation policy, which shall be taken subject to the demands of the Company’s business and Employee’s obligations as an employee of the Company with a substantial degree of responsibility. In addition, on January 1st of each calendar year during the Employment Term, Employee shall receive five (5) paid sick days (the equivalent of 40 hours) and four (4) paid floating holidays (the equivalent of 32 hours) for use during the calendar year. Employee shall receive a pro-rated allotment of sick days and floating holidays and shall be eligible to earn and accrue a pro-rated allotment of paid vacation days, for the period from the Effective Date through December 31, 2017.

Vacation days, sick days and floating holidays may be used during the calendar year in which they are earned and accrued, and all earned and accrued sick days and floating holidays that are not used within the calendar year in which they are earned and accrued will be forfeited without compensation, unless applicable federal, state or local law requires otherwise. Accrued but unused vacation days, sick days and floating holidays are forfeited upon termination from employment, except as prohibited by law. Except as set forth in this Agreement, all vacation days, sick days and floating holidays shall accrue and be used and compensated in accordance with the Company’s paid time office policy(ies) as in effect from time to time, unless applicable federal, state, or local law requires otherwise.

6. Business Expenses. During the Employment Term, the Company will reimburse Employee for reasonable and necessary business travel, entertainment or other business expenses incurred by Employee in the furtherance of or in connection with the performance of Employee’s duties hereunder, in accordance with the Company’s expense reimbursement policy as in effect from time to time.

7. Termination on Death or Disability.

(a) Effectiveness. Employee’s employment will terminate automatically upon Employee’s Death or, upon fourteen (14) days prior written notice from the Company, in the event of Disability.

(b) Disability. For purposes of this Agreement, “Disability” means that Employee, at the time notice is given, has been unable to substantially perform Employee’s duties under this Agreement for not less than one-hundred and twenty (120) work days within a twelve (12) consecutive month period as a result of Employee’s incapacity due to a physical or mental condition and, if reasonable accommodation is required by law, after any reasonable accommodation.

(c) Effect of Termination. Upon any termination for Death or Disability, Employee shall be entitled to: (i) Employee’s Base Salary through the effective date of termination; (ii) the right to continue health care benefits under Title X of the Consolidated Budget Reconciliation Act of 1985, as amended (“COBRA”), at Employee’s cost, to the extent required and available by law; (iii) reimbursement of expenses for which Employee is entitled to be reimbursed pursuant to Section 6 above, but for which Employee has not yet been reimbursed; and (iv) no other severance or benefits of any kind, unless required by law or pursuant to any other written Company plans or policies, as then in effect.

8. Termination.

(a) Effectiveness. Notwithstanding any other provision of this Agreement, the Company may terminate Employee’s employment at any time for any reason. Employee may resign from Employee’s employment for any reason by giving the Company sixty (60) days written notice to the Company (the “Notice of Termination”). Termination shall be effective on the date either Party gives notice to the other Party of such termination in accordance with this Agreement unless otherwise agreed by the Parties. A resignation that is accelerated by the Company shall continue to be construed as a resignation under this Agreement.

(b) Cooperation after Notice of Termination. Following any Notice of Termination by either Company or Employee, Employee, if requested by Company, shall reasonably cooperate with Company in all matters relating to the winding up of Employee’s pending work on behalf of the Company and the orderly transfer of any such pending work to other employees of Company as may be reasonably designated by Company following the Notice of Termination. Employee shall not receive any additional compensation during the Employment Term, other than Employee’s Base Salary, for any services that Employee renders as provided in this Section 8(b). For each day that Employee performs services under this Section 8(b) after the Employment Term, Employee shall be reimbursed for Employee’s reasonable out-of-pocket expenses and Company shall pay Employee a per diem cash amount at Employee’s Base Salary rate on the date of Termination.

(c) Effect of Termination. In the case of the termination by the Company or resignation by the Employee, Employee shall be entitled to receive: (i) Base Salary through the effective date of the termination or resignation, as applicable; (ii) reimbursement of all business expenses for which Employee is entitled to be reimbursed pursuant to Section 6 above, but for which he has not yet been reimbursed; (iii) the right to continue health care benefits under COBRA, at Employee’s cost, to the extent required and available by law; and (iv) no other severance or benefits of any kind, unless required by law or pursuant to any other written Company plans or policies, as then in effect.

9. Contingent Matters. Employee’s employment is contingent upon certain criteria that need to be addressed prior to or immediately following your actual effective date employment. While some of these matters may have already been addressed, the contingency items include:

(a) Confirmation of Employee provided information regarding prior work history, education, personal and professional references.

(b) Completion of the Form I-9 and copies of all required documentation to be delivered on your actual effective date of employment.

(c) Completion of all necessary new employee hire documentation, including but not limited to employee application and appropriate wage tax forms (i.e., Form W-4).

(d) Compliance with requirements of the United States Citizenship and Immigration Services, the United States Department of Labor, and any other federal and other state governmental agency.

(e) Executing and delivering to the Company the signed Employee Confidential Information and Invention Assignment Agreement concerning, confidentiality, non-compete, and assignments of inventions (“Employee Agreement”).

10. Company Matters.

(a) Proprietary Information and Inventions. Employee acknowledges and agrees that he has signed, is bound by, and will continue to abide by the terms of the Employee Agreement, which he executed on October 23, 2017, including the provisions governing the non-disclosure of confidential information and restrictive covenants contained therein.

(b) Resignation on Termination. On termination of his employment, regardless of the reason for such termination, Employee shall immediately (and with contemporaneous effect) resign any directorships, offices or other positions that he may hold in the Company or any affiliate, unless otherwise agreed in writing by the Parties.

(c) Notification of New Employer. In the event that Employee leaves the employ of the Company, Employee grants consent to notification by the Company to Employee’s new employer about his rights and obligations under this Agreement and the Employee Agreement.

11. Arbitration. IN CONSIDERATION OF EMPLOYEE’S EMPLOYMENT WITH THE COMPANY, ITS PROMISE TO ARBITRATE ALL EMPLOYMENT-RELATED DISPUTES AND EMPLOYEE’S RECEIPT OF THE COMPENSATION, PAY RAISES AND OTHER BENEFITS PAID TO EMPLOYEE BY THE COMPANY, AT PRESENT AND IN THE FUTURE, EMPLOYEE AGREES THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES WITH ANYONE (INCLUDING THE COMPANY AND ANY EMPLOYEE, OFFICER, DIRECTOR, SHAREHOLDER OR BENEFIT PLAN OF THE COMPANY, IN THEIR CAPACITY AS SUCH OR OTHERWISE), WHETHER BROUGHT ON AN INDIVIDUAL, GROUP, COLLECTIVE, OR CLASS BASIS, ARISING OUT OF, RELATING TO, OR RESULTING FROM EMPLOYEE’S EMPLOYMENT WITH THE COMPANY OR THE TERMINATION OF EMPLOYEE’S EMPLOYMENT WITH THE COMPANY, INCLUDING ANY BREACH OF THIS AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION, AS SET FORTH IN THE CONFIDENTIAL INFORMATION AGREEMENT.

12. Assignment. This Agreement will be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Employee upon Employee’s death and (b) any assignee or successor of the Company. Any such assignee or successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, “successor” means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Employee to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of Employee’s right to compensation or other benefits will be null and void.

13. Notices. All notices, requests, demands and other communications called for under this Agreement shall be in writing and shall be delivered personally by hand or by courier, mailed by United States first-class mail, postage prepaid, or sent by facsimile directed to the Party to be notified at the address or facsimile number indicated for such Party on the signature page to this Agreement, or at such other address or facsimile number as such Party may designate by ten (10) days’ advance written notice to the other Parties hereto. All such notices and other communications shall be deemed given upon personal delivery, three (3) days after the date of mailing, or upon confirmation of facsimile transfer.

14. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

15. Integration. This Agreement, together with the Employee Agreement represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by duly authorized representatives of the parties hereto.

16. Tax Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

17. Waiver. No Party shall be deemed to have waived any right, power or privilege under this Agreement or any provisions hereof unless such waiver shall have been duly executed in writing and acknowledged by the Party to be charged with such waiver. The failure of any Party at any time to insist on performance of any of the provisions of this Agreement shall in no way be construed to be a waiver of such provisions, nor in any way to affect the validity of this Agreement or any part hereof. No waiver of any breach of this Agreement shall be held to be a waiver of any other subsequent breach

18. Governing Law. This Agreement will be governed by the laws of the State of New York (with the exception of its conflict of laws provisions).

19. Conflict Waiver. Each of the Parties to this Agreement understands that Cooley LLP (“Cooley”), is serving as counsel to the Company in connection with the transactions contemplated hereby, and that discussion of such transactions with Employee could be construed to create a conflict of interest. By executing this Agreement, the Parties hereto acknowledge the potential conflict of interest and waive the right to claim any conflict of interest at a later date. Furthermore, by executing this Agreement, the Parties acknowledge that if a conflict of interest exists and any litigation arises between Employee and the Company, Cooley would represent the Company. Employee represents and warrants that he has had the opportunity to seek independent counsel in his review of this and all related agreements and that he is not relying on Cooley for any legal, tax or other advice relating to such agreements.

20. Acknowledgment. Employee acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his legal counsel, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

21. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

22. Effect of Headings. The section and subsection headings contained herein are for convenience only and shall not affect the construction hereof.

23. Construction of Agreement. This Agreement has been negotiated by the respective Parties, and the language shall not be construed for or against either Party.

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IN WITNESS WHEREOF, each of the Parties has executed this Agreement as of the day and year first above written.

“COMPANY”

SELLAS LIFE SCIENCES GROUP LTD

By:	/s/ Angelos Stergiou

Name:	Angelos Stergiou

Title:	CEO

Address:
315 Madison Avenue, 4th Floor
New York, New York 10017
Attn: Chief Executive Officer
Fax Number:

“EMPLOYEE”

/s/ Aleksey Krylov
ALEKSEY KRYLOV

Address:
45 Harding Drive
South Orange, New Jersey 07079
Fax Number:

SELLAS LIFE SCIENCES GROUP LTD.

EMPLOYEE EMPLOYMENT AGREEMENT

SIGNATURE PAGE